EXHIBIT 10.1

CONVERTIBLE LOAN AGREEMENT

This Agreement made effective March 15, 2019 (the “Effective Date”)

BETWEEN:

DEP NEVADA INC., a corporation incorporated under the laws of Nevada and having an office at 3375 Pepper Ln, Las Vegas NV 89120.

(the “Lender”)

AND:

COMPREHENSIVE CARE GROUP LLC, a limited liability company incorporated under the laws of Arkansas and having an office at 11323 Arcade Drive, Suite C107, Little Rock, AR 72212

(the “Borrower”)

WHEREAS:

A. The Lender has agreed to make available a loan to the Borrower in the aggregate total amount of up to USD $1,250,000.00 or such additional amount or lesser amount as may be mutually agreed upon by the Lender and the Borrower, all on the terms and conditions set out herein; and

B. The parties wish to record the terms and conditions of the loan, which will be made pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

PART 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1 For the purpose of this Agreement, the following words and phrases will have meanings set forth below unless the parties or the context otherwise require(s):

(a) “Advance” means any advance made by the Lender under the Non-Revolving Credit Facility evidenced by the Convertible Note;

(b) “Agreement” means this agreement and any schedules hereto, as amended or supplemented from time to time;

(c) “Applicable Securities Laws” means, collectively, and as the context may require, the securities legislation having application and the rules, policies, notices and orders issued by securities regulatory authorities having application in the circumstances;

(d) “Business” means business operations in connection with the Borrower’s ownership and operation of a marijuana dispensary retail establishment at 203 N. Ok St., West Memphis, AR 72301;

(e) “Business Day” means any day which is not a Saturday, Sunday or statutory holiday in the State of Arkansas;

(f) “Closing Date” means March 15, 2019, or such later date upon which all conditions set out in Part 10 have been satisfied or waived;

(g) “Closing” means closing of the Transaction;

(h) “Conversion” has the meaning set out in Section 6.1;

(i) “Convertible Note” has the meaning set out in Section 5.1;

(j) “Event of Default” means any of the events of default described in Section 9.1;

(k) “Governmental Authority” means: (i) any federal, provincial, state, county, municipal or local government or governmental body, including any department, agency, commission, board or other authority thereof, exercising any statutory, regulatory, expropriation or taxing authority; (ii) any quasi-governmental body acting under the valid authority of any of the foregoing; and (iii) any domestic, foreign or international judicial, quasi-judicial or administrative court, tribunal, commission, board, panel or arbitrator having competent jurisdiction over the Lender or Borrower;

(l) “Indebtedness” means the principal amount, interest and all other amounts due by the Borrower to the Lender pursuant to the Non-Revolving Credit Facility, the Convertible Note, and this Agreement;

(m) “Interest” has the meaning set out in Part 4;

(n) “Material Adverse Effect” means a fact, circumstance, change or event that (individually or in the aggregate with all such other facts, circumstances, changes or events) is materially adverse to the business, operations, results of operations, cash flow, revenue, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise) or condition (financial or otherwise) of the Borrower and its subsidiaries on a consolidated basis, other than a change, event, violation, inaccuracy or circumstance:

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(i) relating to the global economy or securities markets in general; or

(ii) resulting from conditions affecting the cannabis industry as a whole.

(o) “Maturity Date” means March 30, 2021, or, in the event that either party unilaterally exercises a Maturity Date Extension Option as set forth in Section 6.3 below, such extended Maturity Date as determined by Section 6.3;

(p) “Net Profits” means, for each calendar month, an amount equal to Borrower’s gross revenue for such calendar month less the Borrower’s operating expenses, cost of goods sold, interest, and tax for said month, all as reasonably determined in accordance with generally accepted accounting principles;

(q) “Non-Revolving Credit Facility” means the credit facility referred to and provided for in Section 3.1;

(r) “Person” means any individual, partnership, corporation, trust, limited liability company or other entity;

(s) “Transaction” means the transactions contemplated by this Agreement;

(t) “Transaction Documents” has the meaning set out in Section 5.1; and

(u) “Preferred Units” means preferred member units of Borrower that, when issued to Lender pursuant to Lender’s Conversion right under Section 6.1, equal forty percent (40%) of the overall member units of the Borrower with the following preferred rights: (i) the right to an allocative share of sixty-six and 67/100 percent (66.67%) of the Net Profits of Borrower and the right to distributions equal to sixty-six and 67/100 percent (66.67%) of the Net Profits on a monthly basis; (ii) the right a share of sixty-six and 67/100 percent (66.67%) share of Borrower’s assets upon dissolution of Borrower; and (iii) the right to sixty-six and 67/100 percent (66.67%) of all voting rights of members of Borrower.

Interpretation

1.2 For the purposes of this Agreement:

(a) the word “person” includes in its meaning any firm and any body corporate or politic;

(b) “herein”, “hereunder”, and similar terms refer to this Agreement as a whole and not to any specific, section, clause or provision thereof;

(c) words importing the singular include the plural and vice versa, and words importing gender include all genders,

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(d) any reference in this Agreement to a statute will include any amendment or successor statute and any regulations thereunder in force from time to time;

(e) the headings appearing in this Agreement have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope of meaning of the provisions of this Agreement;

(f) a reference to a Part is to a Part of this Agreement; and

(g) all references to any party, whether a party to this Agreement or not, will be read with such changes in number or gender as the context or reference requires.

1.3 Except where otherwise indicated or provided for all statements of or references to monetary amounts in this Agreement mean lawful currency of the United States.

Schedules

1.4 The following schedule attached hereto are incorporated in and deemed to be an integral part of this Agreement:

(a) Schedule “A” – Form of Convertible Promissory Note

PART 2

PURPOSE

Loan Purpose

2.1 Unless otherwise agreed to by the Lender, the proceeds of the loan provided under the Non-Revolving Credit Facility shall be used by the Borrower for purposes of working capital and operating expenses, including, but not limited to construction expenses and purposes, in connection with the Business.

PART 3

THE LOAN

Loan

3.1 Subject to the terms and conditions contained herein, the Lender agrees to make Advances to the Borrower from time to time commencing from the Closing, as requested by the Borrower in an aggregate (non-revolving) amount not to exceed $1,250,000.00 (the “Credit Line Limit”) until the Maturity Date in the manner more fully set forth in Section 3.3, provided, however, that, the parties may mutually agree to adjust the Credit Line Limit to an increased amount or a lesser amount from time to time based on the Borrower’s reasonable operation and construction needs as set forth in one or more commercially reasonable budgets to be prepared by the Borrower and presented to the Lender (collectively, the “Budget”). The parties agree the spirit of this agreement is that Lender will provide 66.67% of all the reasonably necessary funding for the operations of this endeavour during the term of this Agreement; and that Borrower will provide the remaining 33.33% of the reasonably necessary funding of same during the term of this Agreement. The Borrower may not reborrow any amounts repaid to the Lender under this Agreement or the Convertible Note.

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Use of Proceeds

3.2 The Borrower will use the proceeds of the Advances for the purposes described in Section 2.1 hereof.

Delivery of Advances

3.3 The Lender shall make an initial Advance to the Borrower in the amount of $100,000.00 (the “Initial Advance”) within five (5) days of the Closing by delivering the Initial Advance by wire transfer to the following bank account held by the Borrower: _______________________________ (the “Bank Account”). Thereafter, at least seven (7) days prior to the date of a requested Advance, the Borrower shall request such Advance by the Lender in writing, accompanied by proposals, bids, invoices, or other documentation satisfactory to the Lender evidencing the need for the Advance (collectively, the “Supporting Documentation”). It shall be a condition to each Advance that no Event of material Default shall then exist, and all of the representations and warranties made under this Agreement shall be true and correct at such time both with and without giving effect to the Advance to be made at such time and the application of the proceeds thereof. If the Lender approves the Advance, the Lender shall deliver the Advance to the Borrower by wire transfer to the Bank Account.

PART 4

INTEREST

Interest

4.1 Interest on the outstanding Advances will be a fixed rate of USD $6,000.00 per month from and after the Closing Date until such time as the parties mutually agree to increase the interest on the outstanding Advances to a fixed rate of USD $10,000.00 per month, payable in the manner set forth in the Convertible Note (the “Interest”).

PART 5

CONVERTIBLE NOTE

Convertible Note

5.1 The Borrower’s obligations to repay the Advances made by the Lender hereunder shall be evidenced by a Convertible Note in substantially the form set forth in Schedule “A” (the “Convertible Note”). The Borrower will execute and deliver to the Lender;

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(a) the Convertible Note; and

(b) such other documents or instruments which the Lender or its solicitors acting reasonably, may require from time to time,

(collectively, the “Transaction Documents”).

PART 6

CONVERSION, REPAYMENT AND PARTICIPATION RIGHTS

Lender’s Conversion Right

6.1 Upon the latter of: (a) one year after granting of a medical marijuana dispensary license by the Arkansas Medical Marijuana Commission to the Borrower, or (b) one year after entering into this Agreement Lender may, in its sole discretion, subject to the last sentence of this Section 6.1, elect to convert all of the Indebtedness into the Preferred Units at a conversion price equal to the Indebtedness (a “Conversion”), subject to approval of the Arkansas Medical Marijuana Commission (together, with Section 6.1(a) or Section 6.1(b), the “Ownership Pre-Conditions”). The parties agree the spirit of this Section 6 is that Holder will finalize the Conversion as soon as possible and as near to the one-year mark post execution of the Loan Agreement. All Preferred Units so acquired on Conversion shall be issued within 5 days of notice and shall bear a legend restricting transfer for a period of one year from the Conversion and any other legend required under Applicable Securities Laws. Subject to the Lender’s remedies under Section 9.2 of this Agreement or under the Note, in the event that any of Ownership Pre-Conditions to Lender’s exercise of Conversion rights under this Section 6.1 fail to occur prior to the Maturity Date, then Borrower shall repay the loan plus accrued interest and any other amounts due hereunder or under the Convertible Note. In the event that any Interest payable as of the date of Conversion has not been paid to the Lender, such unpaid Interest shall remain a payment obligation of the Borrower. The Borrower acknowledges and agrees that it shall be required to obtain, and the Lender covenants to provide all reasonable assistance to obtain, all necessary regulatory approvals from the applicable Governmental Authorities to engage in the Business, including, but not limited to, a medical marijuana dispensary license from the Arkansas Medical Marijuana Commission.

Repayment of Principal and Interest

6.2 Borrower shall pay Interest to Lender in the manner set forth in Section 4.1. So long as no material default has occurred hereunder, the Borrower shall not be obligated to pay any principal outstanding hereunder until the Maturity Date, at which time all accrued but unpaid interest together with the entire outstanding principal and all other amounts due hereunder shall immediately become due and payable by the Borrower.

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Maturity Date Extension Option

6.3 Either the Borrower or the Lender may unilaterally extend the Maturity Date by one (1) year and may thereafter continue to extend the Maturity Date on a yearly basis by increments of one (1) year (each, an “Extension Option”) by providing written notice of the exercise of the Extension Option by the party seeking an extension to the other party prior to the expiration of the then-current Maturity Date, provided, however, that under no circumstances shall any extended Maturity Date extend beyond the expiration of the term of that certain Management Agreement of even date herewith between Nevada Medical Group, a Nevada limited liability company, and Comprehensive Care Group LLC, an Arkansas limited liability company. The Spirit of this Agreement is that the parties desire that a Conversion occur as soon as possible, pursuant to the terms of this Agreement. Neither party may unilaterally extend the Maturity Date, nor may it exercise an Extension Option, any time after the date of Conversion.

Prepayment

6.4 The Borrower is not entitled to prepay all or part of the principal before the Maturity Date without prior written approval of the Lender.

Manner of Payment

6.5 All payments to be made to the Lender hereunder will be made:

(a) without set-off or counterclaim,

(b) and each party will be responsible for its own tax liabilities.

Allocation

6.6 Payments made by the Borrower in respect of the Advances and moneys realized from any security held therefor, including moneys realized from enforcement, shall be applied firstly against the costs of collection upon default, if any, then the interest accrued to the date of such payment and lastly, against the principal amount.

Payments

6.7 Any payment of interest or principal delivered or made to the Lender by 4:00 p.m. Arkansas time on a Business Day will be credited as of that day, but if made after that time will be credited as of the next Business Day.

PART 7

REPRESENTATIONS AND WARRANTIES

7.1 The Borrower represents and warrants to the Lender as follows:

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(a) the Borrower is a valid and subsisting company, duly formed and in good standing under the laws of Arkansas and has all requisite company power, capacity and authority to carry on its business as now conducted, to own, lease and operate its properties and assets and to carry out the provisions hereof;

(b) the Borrower has the power and authority to create, issue and deliver the Convertible Note and perform its obligations under the Convertible Note;

(c) the execution and delivery of this Agreement and all ancillary instruments or documents issued, executed and delivered hereunder by the Borrower have been duly and validly authorized by all necessary action of the Borrower and each constitutes or will constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors and to the general principles of equity;

(d) the Borrower holds or will hold all licences and permits and has effected or will affect all registrations required for the conduct of its business and the uses for which its property is used, such licences, permits, and registrations are in good standing, and such conduct and uses are in compliance with the terms of such licences and permits and with all laws, operating agreements, rules, regulations, and ordinances applicable to the Borrower or any of its property;

(e) the Borrower is not a party to, nor has it issued, assumed, or granted, nor is it bound by any deed, indenture, debenture, real property mortgage, chattel mortgage, conditional sale contract, general or specific assignment of book debts, or any other lien, charge, or encumbrance which charges the Borrower’s property;

(f) the Preferred Units delivered upon Conversion, when paid for in accordance with the provisions of this Agreement: (i) will be duly and validly issued as fully paid and non-assessable member units in the capital of the Borrower; and (ii) will constitute forty percent (40%) of the overall ownership interests of the Borrower with the following preferred rights: (i) the right to an allocative share of sixty-six and 67/100 percent (66.67%) of the Net Profits of Borrower and the right to distributions equal to sixty-six and 67/100 percent (66.67%) of the Net Profits on a monthly basis; (ii) the right a share of sixty-six and 67/100 percent (66.67%) share of Borrower’s assets upon dissolution of Borrower; and (iii) the right to sixty-six and 67/100 percent (66.67%) of all voting rights of members of Borrower;

(g) the authorized capital of the Borrower consists of 100 member units.

(h) except as disclosed to Lender, there are no member agreements, pooling agreements voting trusts or other similar agreements with respect to the ownership of any voting units of Borrower; and

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(i) neither the execution and delivery of this Agreement, the Convertible Note, or any documents or instruments ancillary hereto nor the observance and performance of the obligations of the Borrower thereunder will (i) result in any violation of the constating documents of the Borrower or any deed, indenture, debenture, mortgage, agreement, instrument, judgement, decree, order, statute, rule, or regulation applicable to the Borrower or (ii) result in the acceleration of the time for payment of any moneys payable or for performance of any obligation to be performed by the Borrower.

7.2 Lender represents and warrants to the Borrower as follows:

(a) the Lender is a valid and subsisting corporation under the laws of Nevada;

(b) the Lender has the corporate power and capacity to enter into this Agreement and to perform all of its obligations hereunder. The execution and delivery of this Agreement and the consummation by the Lender of the transactions hereunder have been duly authorized by all necessary corporate action on the part of the Lender;

(c) this Agreement has been duly executed and delivered by the Lender and is a legal, valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms, subject to applicable bankruptcy or similar laws affecting enforcement of creditors’ rights generally and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

(d) the Convertible Note has not been and will not be registered under the U.S. Securities Act and may not be offered or sold in the United States or to any U.S. Person, except pursuant to applicable exemptions from United States federal and state registration requirements;

(e) each of the execution and delivery of this Agreement and all documents contemplated hereunder, the performance by the Lender of its obligations hereunder or thereunder and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (i) any statute, rule or regulation applicable to the Lender; (ii) the constating documents or resolutions of the Lender which are in effect at the date hereof; (iii) any debt instrument, material agreement, mortgage, indenture, contract, agreement, instrument, lease or other document to which the Lender is a party or by which it is bound; or (iv) any judgment, decree or order binding the Lender or the property or assets thereof;

(f) the Lender acknowledges that no securities commission, agency, Governmental Authority, stock exchange or other regulatory body has reviewed or passed on the merits of the Purchased Securities and there are risks associated with the purchase of the Purchased Securities;

(g) the Lender acknowledges that the referenced Convertible Note will bear the following legends:

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“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE U.S. SECURITIES ACT AND SUCH LAWS. THE SECURITIES REPRESENTED BY THE CERTIFICATE HEREBY CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ONE YEAR FROM THE ISSUANCE OF THE SECURITY.”

PART 8

BORROWER’S COVENANTS

Positive Covenants

8.1 At all times during the currency of this Agreement, the Borrower will:

(a) duly and punctually pay or cause to be paid to the Lender all payments in respect of principal or interest and other amounts due under this Agreement on the dates, at the places, and in the manner set forth herein;

(b) duly and punctually observe and perform all of the covenants, agreements, terms, and conditions on its part to be observed or performed hereunder;

(c) maintain and preserve its existence in good standing;

(d) conduct its business in a proper and businesslike manner and diligently preserve all of its licences, permits, registrations, rights, powers, privileges, and goodwill;

(e) duly and punctually pay all debts and obligations to employees, contractors, sub-contractors, and suppliers of material and all taxes, rates, and assessments payable to Governmental Authorities and all other persons when such amounts are due;

(f) make all payments and perform each and every covenant, agreement, and obligation under any lease now held or hereafter acquired by each of them and any deed, indenture, debenture, mortgage, agreement, or instrument charging the property of each of them or any part thereof as and when the same are required to be paid or performed;

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(g) deliver or cause to be delivered to the Lender such information and material respecting the Borrower’s business and financial affairs as the Lender, acting reasonably, may request from time to time;

(h) maintain a minimum cash balance of $100,000.00 in the Bank Account; and

(i) provide the Lender with monthly bank statements satisfactory to the Lender evidencing Borrower’s maintenance of a minimum cash balance of $100,000.00 in the Bank Account.

Negative Covenants

8.2 During the currency of this Agreement the Borrower will not, without the prior written consent of the Lender:

(a) alter its constating instruments;

(b) become a party to any transaction whereby substantially the whole of the undertaking, property or assets of the Borrower would become the property of any other Person, whether by way of reorganization, amalgamation, merger, transfer, sale, license, or otherwise;

(c) make loans to or investments in, or provide guarantees or indemnities or otherwise give financial assistance to, any Person;

(d) incur, create or assume any indebtedness or liabilities, except that any unsecured trade payables incurred in the ordinary course of its business that are related to the ownership and operation of the Property are not to exceed $10,000;

(e) authorize, issue, transfer, hypothecate, or otherwise grant, or agree to or allow the authorization, issuance, transfer, hypothecation, or granting of, any ownership interest in Borrower except as expressly set forth in this Agreement; or

(f) materially change the nature of its business or operations, except CCG may convert its entity to a C corporation for tax and other purposes so long as CCG’s post-conversion ownership and management remain identical to its pre-conversion ownership and management.

PART 9

EVENTS OF DEFAULT AND REMEDIES

Events of Default

9.1 Any one of the following events will constitute an Event of Default under this Agreement (whether such event is voluntary or involuntary or is effected by operation of law or pursuant to or in compliance with any judgement, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

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(a) if the Borrower defaults in payment of any principal, interest or other amounts due hereunder;

(b) if the Borrower defaults in observing or performing any covenant, agreement, or condition hereunder on its part to be observed or performed and such default, if curable, is not cured within 15 days after notice of default is given by the Lender;

(c) if any other event, circumstance, or condition occurs or comes into being which constitutes an event of default under any other indebtedness or material agreement of the Borrower;

(d) if the Borrower becomes bankrupt or insolvent or makes an assignment for the benefit of, a proposal to, or an arrangement with its creditors or an action is taken or a proceeding is instituted by any person whereby the Borrower may be dissolved, wound up, reorganized, or declared bankrupt or insolvent;

(e) if any material warranty or representation made by or on behalf of the Borrower hereunder or in any document, instrument, or certificate delivered in connection herewith proves at any time to be materially incorrect as of the date made;

(f) if the Borrower ceases or demonstrates an intention to cease to carry on its business;

(g) if a receiver or receiver-manager of the property of the Borrower or any part thereof is appointed;

(h) if an encumbrancer takes possession of the property of the Borrower or any part thereof;

(i) if the Borrower engages in any business outside of the normal course of its business presently conducted; or

(j) if the Borrower materially defaults under, or otherwise breaches, the Convertible Note.

Remedies

9.2 Upon the happening of any Event of Default, the Lender may do any one or more of the following: (i) notwithstanding anything in this Agreement to the contrary, the Lender may elect to effectuate a Conversion at any time after the occurrence of the Ownership Pre-Conditions, in which event the Lender may, at its sole option, prohibit the Borrower from repaying any of the principal amount to the Lender on or prior to the Conversion without the prior written approval of the Lender; (ii) the Lender may declare that the Indebtedness has become immediately due and payable, whereupon the Borrower will pay the same to the Lender forthwith, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, and the Lender, without notice to or demand upon the Borrower (which is expressly waived by the Borrower), may proceed to protect, exercise and enforce its rights and remedies under this Agreement including making demand for payment of all money secured thereby, and such other rights and remedies as are provided by law or by equity or by statutes; and/or (iii) the Lender may terminate the Non-Revolving Credit Facility and any other right of the Borrower to request Advances hereunder.

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Waiver

9.3 The Lender may in its sole discretion waive any Event of Default or any breach of any of the provisions contained herein. No waiver or consent by the Lender will extend to or be taken to affect any subsequent breach or default or the rights resulting therefrom, and no waiver or consent by the Lender will bind the Lender unless it is in writing. The Borrower may in its sole discretion waive any Lender Default or any breach of any of the provisions contained herein. No waiver or consent by the Borrower will extend to or be taken to affect any subsequent breach or default or the rights resulting therefrom, and no waiver or consent by the Borrower will bind the Borrower unless it is in writing.

Lender Default

9.4 Any of the following events will constitute a Lender Default under this agreement: (i) Lender fails to reasonably perform any of its funding obligations hereunder, including the making of timely delivery of any funding or payments under this Agreement; (ii) Lender has notified Borrower that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder; or (iii) Lender has become the subject of a proceeding under any debtor relief law, including, but not limited to, bankruptcy, has had a receiver, conservator, trustee, administrator or an assignee for the benefit of creditors charged with reorganization or liquidation of its business.

Lender Default Remedies

9.5 Upon Lender Default, and if no Event of Default has occurred and is continuing, any interest due to Lender under this Agreement shall cease to accrue for the lessor of (i) a period of six (6) months or (ii) until such time as the Lender has cured any default. If a Lender Default is not cured within thirty (30) days from the date of Lender Default (when Borrower first received notice of Lender Default), Borrower, at its sole discretion, may pay all accrued but unpaid interest together with the entire outstanding principal and all other amounts due hereunder and under the Convertible Note as of such date and immediately thereafter terminate this Agreement, in which event the Parties shall have no further rights or obligations under this Agreement and the Convertible Note shall be deemed paid in full.

PART 10

CONDITIONS PRECEDENT

Mutual Conditions

10.1 The respective obligations of the Lender and Borrower under this Agreement are subject to the fulfillment of the following conditions being satisfied at or before the Closing:

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(a) receipt of all required regulatory, member/shareholder and third-party approvals, and compliance with all applicable regulatory requirements and conditions necessary to complete the Transaction;

(b) this Agreement will not have been terminated pursuant to Part 11; and

(c) there being no prohibition at law against the completion of the Non-Revolving Credit Facility and the issuance of the Convertible Note.

Conditions for the Benefit of the Borrower

10.2 The transactions contemplated herein are subject to the following conditions to be fulfilled or performed on or prior to the Closing Date, which conditions are for the exclusive benefit of the Borrower and may be waived, in whole or in part by the Borrower in its sole discretion:

(a) the Lender complying with all terms, covenants and conditions of this Agreement on its part to be complied with up to the Closing; and

(b) the representations and warranties of the Lender contained in this Agreement as of the date of this Agreement being true and correct in all material respects as of the Closing as if made at and as of the Closing.

Conditions for the Benefit of the Lender

10.3 The transactions contemplated herein are subject to the following conditions to be fulfilled or performed on or prior to the Closing Date, which conditions are for the exclusive benefit of the Lender and may be waived, in whole or in part by the Lender in its sole discretion:

(a) the Borrower complying with all terms, covenants and conditions of this Agreement on its part to be complied with up to the Closing;

(b) there being no material change or change in a material fact or a new material fact or an undisclosed material fact or change in respect of the Borrower which might reasonably be expected to have a Material Adverse Effect and the Lender will be satisfied that the Borrower will not have taken any act, entered into or become a party to or subject to any agreement or transaction or incurred or become liable for any obligation except in the ordinary course of business;

(c) the representations and warranties of the Borrower contained in this Agreement as of the date of this Agreement being true and correct in all material respects as of the Closing as if made at and as of the Closing;

(d) waiver of all pre-emptive rights and rights of first refusal, duly executed by all members of the Borrower in respect of the Transaction; and

(e) the Borrower having delivered the Transaction Documents as contemplated by Section 5.1 of this Agreement.

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PART 11

TERM AND TERMINATION

Termination

11.1 This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written agreement of the Parties;

(b) by the Borrower if a breach of any representation or warranty or failure to perform any obligation on the part of the Lender as set forth in this Agreement will have occurred that would cause the conditions set forth in Section 10.1 and Section 10.2 not to be satisfied or such conditions are incapable of being satisfied by the Closing Date, as reasonably determined by the Lender, provided however that the Lender is not then in breach of this Agreement so as to cause any condition in Section 10.1 or Section 10.2 not to be satisfied; or

(c) by the Lender if a breach of any representation or warranty or failure to perform any obligation on the part of the Borrower as set forth in this Agreement will have occurred that would cause the conditions set forth in Section 10.1 or Section 10.3 not to be satisfied, or such conditions are incapable of being satisfied by the Closing Date as reasonably determined by the Borrower, provided however, that the Borrower is not then in breach of this Agreement so as to cause any condition in Section 10.1 or Section 10.3 not to be satisfied.

PART 12

GENERAL PROVISIONS

Time of Essence

12.1 Time will be of the essence in this Agreement.

Governing Law

12.2 This Agreement will be construed in accordance with and governed by the laws of the State of Arkansas without giving effect to any choice or conflict of law provision or rule (whether of the State of Arkansas or any other jurisdiction). All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in Pulaski County in the State of Arkansas, and each of Borrower and Lender hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

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Further Acts

12.3 Forthwith upon request by the Lender, the Borrower will execute and deliver all such further deeds, documents, and instruments and will do all such further acts and things as in the reasonable opinion of the Lender or its solicitors are necessary or advisable in order to carry out the terms of this Agreement.

Severability

12.4 If any provision contained in this Agreement is for any reason held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, then at the option of the Lender such invalid, illegal, or unenforceable provision will be severable from and will not affect any other provision of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

Survival

12.5 All representations, warranties, covenants, and agreements made in this Agreement or in any declaration, certificate, or other instrument delivered in connection herewith are material and will conclusively be deemed to have been relied upon by the Lender notwithstanding any prior or subsequent investigation by the Lender, will survive Advances and the fulfilment of all transactions and deliveries contemplated hereunder, and will continue in full force and effect so long as any of the Indebtedness remains outstanding, provided, however, that the parties’ representations, warranties, covenants, and agreements under Section 6.1, Section 7.1, and Section 7.2 will survive and continue in full force and effect for a period of two (2) years following a Conversion.

Notice

12.6 Notwithstanding anything herein contained and whether or not expressly stipulated herein, every notice or other communication contemplated hereby or otherwise relating hereto shall be in writing. Every notice required or permitted to be communicated hereunder, may be delivered personally by leaving it with the party to whom it is to be communicated.

Such notice shall be deemed to have been validly communicated to and received by the party to whom it was addressed on the date on which it was delivered. The address of any party may be changed by written notice as contemplated by this Section 12.6, and the respective addresses of the parties hereto for the communication of notice shall be as follows:

(a) As to the Lender:

DEP Nevada Inc.

3375 Pepper Ln

Las Vegas NV 89120

Attention: Leonard Clough

Email: len@altuscapital.ca

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(b) As to the Borrower:

Comprehensive Care Group LLC

11323 Arcade Drive, Suite C107

Little Rock, AR 72212

Attention: Don Marshall

E-mail: donjmar@yahoo.com

Expenses

12.7 If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Entire Agreement

12.8 This Agreement merges and supersedes all prior negotiations, representations, and agreements, and expresses the entire agreement of the parties hereto with respect to the subject matter hereof.

Amendments

12.9 This Agreement may not be amended nor may any term or covenant hereof be waived, discharged, or terminated except by an instrument executed by the party affected thereby.

Counterparts

12.10 This Agreement may be signed in as many counterparts as may be necessary, each of which so signed will be deemed to be an original (and each signed copy sent by electronic facsimile transmission will be deemed to be an original), and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date first above written.

Assigns

12.11 This Agreement may be assigned by the Lender to a related entity of the Lender without the consent of the Borrower but may not otherwise be assigned in whole or in part by the Lender, without the prior consent of the Borrower. This Agreement is not assignable by the Borrower except with the prior written consent of the Lender.

Enurement

12.12 This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors, and permitted assigns.

[Signature Page Follows]

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IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

COMPREHENSIVE CARE GROUP LLC		DEP NEVADA INC.

By:	/s/ Don Marshall	By:	/s/ Robert Hasman
Name:	Don Marshall	Name:	Robert Hasman
Its:	Manager and Member	Its:	President

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SCHEDULE “A”

FORM OF CONVERTIBLE NOTE